EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE 21-22

Starry Announces First Quarter 2022 Results

Starry continues to show strong momentum, posting 72% year-over-year growth in customer relationships

Boston, Mass. (May 12, 2022) – Starry Group Holdings, Inc. (NYSE: STRY) (the “Company” or “Starry”), a licensed fixed wireless technology developer and internet service provider, today reported results for the first quarter of 2022, which was the company’s first reporting of financial results since successfully completing its business combination and public listing process in March 2022. During the first quarter of 2022, Starry continued to successfully execute on its business plan, delivering a strong increase in customer relationships and driving an increase in penetration of homes serviceable, all while improving the operating leverage in the business.

Additionally, Starry continued to expand the reach of its digital equity program, Starry Connect, growing the program to reach more than 63,000 units of public and affordable housing, all of which are automatically eligible for participation in the federal government's Affordable Connectivity Program. Starry was also named to the second annual TIME100 Most Influential Companies list, which highlights 100 companies making an extraordinary impact around the world, in recognition of the Company’s digital equity work.

First Quarter of 2022 Highlights:

●
Revenue of $7.4 million, up 63% year-over-year.
●
Net Loss of $53.6 million, compared to a Net Loss of $41.0 million in the first quarter of 2021.
●
Adjusted EBITDA loss of $27.8 million, compared to an Adjusted EBITDA loss of $21.8 million in the first quarter of 2021.1
●
Capital expenditures were $16.8 million, compared to capital expenditures of $10.0 million in the first quarter of 2021.
●
Homes serviceable of 5.5 million at quarter end, up 20% year-over-year.
●
Customer relationships of 71,247 at quarter end, up 72% year-over-year. Net additions in the first quarter of 2022 were 8,017.
●
Penetration of homes serviceable increased 39 bps year-over-year to 1.30%.

“Putting our company on a path to sustained growth requires consistent and disciplined execution, which our team routinely demonstrates,” said Chet Kanojia, Starry co-Founder and CEO. “We are attaining our customer growth targets while simultaneously building out our network and driving efficiencies in our business on both technology development and service operations. Our disciplined approach over the last year to our business has created a solid foundation upon which to steadily grow and accelerate the business, even amidst difficult macroeconomic headwinds. These are challenging times for consumers, but home broadband access remains essential, and our business and technology are strongly positioned to meet that need in our current and future markets.”

Operational Highlights:

●
Homes Serviceable: The growth in homes serviceable was due to network improvements and expansion in existing markets.
●
Customer Relationships: The net additions performance in the quarter exceeded 8,000 for the second quarter in a row and Starry saw growth in customer relationships in each of its six markets during the quarter.
●
Penetration of homes serviceable: The Company increased penetration by 39 bps year-over-year by focusing sales and marketing efforts primarily on multiple dwelling units (“MDUs”) where Starry equipment had previously been installed.

“Our team’s performance in the first quarter demonstrates continued strong momentum across all aspects of our business: customer relationships, network deployment, customer satisfaction and our commitment to expanding digital access in underserved communities through Starry Connect,” said Alex Moulle-Berteaux, Starry Chief Operating Officer and co-Founder. “Our focus continues to be on efficient execution as we drive penetration in our current markets and expand to others. We are happy to see our team’s commitment to customer-first and ensuring equitable access to broadband was also recognized last quarter by TIME magazine in its naming of Starry as a TIME100 Most Influential Company for 2022.”

1 Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures and Other Business Metrics” at the end of this release for more information and reconciliations to the most directly comparable GAAP financial measures.

Financial Highlights:

●
Revenue: Revenue increased 63% year-over-year as our net customer relationships grew 72%, offsetting a decline in average revenue per user ("ARPU").
●
Cost of revenue: Cost of revenue increased by 45% year-over-year due to higher depreciation related to our network expansion as well as increased headcount and network service costs.
●
SG&A: SG&A expense increased by 77% year-over-year due to higher headcount, driven by network expansion and growth in customer relationships, deal-related costs and marketing expenses. Excluding deal-related costs of $3.3 million in the first quarter of 2022, SG&A expense increased by 53%.
●
R&D: R&D expense increased by 38% year-over-year due to increased headcount costs to support the development of our network and equipment. We anticipate that R&D expense will grow at a reduced rate in future quarters.
●
Net Loss: Net Loss increased to $53.6 million while Net Loss margin improved by more than 150 percentage points year-over-year as the Company benefited from economies of scale.
●
Adjusted EBITDA: Adjusted EBITDA loss increased to $27.8 million as we invested in our network, systems and staff to support growth in current and future quarters. The Adjusted EBITDA margin improved by over 100 percentage points year-over-year.
●
Capital expenditures: Capital expenditures increased by 67% year-over-year as we grew our network and customer relationships.
●
Cash: As of March 31, 2022, Starry had cash and cash equivalents of $166.7 million. This cash balance reflects funds raised in the business combination.
●
Debt: As of March 31, 2022, Starry had outstanding term debt of $218.5 million.

“Our team’s ability to execute on both technology development and service operations lays a strong foundation upon which we can continue to grow and scale the company and realize steady increases in revenue, net income and EBITDA,” said Komal Misra, Starry’s Chief Financial Officer. “We are a growth company and execution matters. This past quarter’s performance reflects our team’s continued laser focus on achieving our business goals and maintaining our strong growth momentum.”

Business Outlook

Based on information available as of today, Starry is issuing the following guidance for the full year 2022:

●
Customer Relationships: We expect customer relationships to be greater than 100,000 at the end of full-year 2022, reflecting growth of at least 58% year-over-year.
●
Revenue: We expect revenue to be greater than $50 million, reflecting growth of at least 125% year-over-year. This guidance assumes we will receive more than $15 million in federal regulatory revenue through the FCC's Rural Digital Opportunity Fund in 2022.
●
Adjusted EBITDA2: We expect a full-year 2022 Adjusted EBITDA loss of $125 million, implying a margin improvement of at least 200 percentage points, compared to the prior year.

Conference Call

Starry will host a conference call to discuss its financial results for the first quarter of 2022 on Thursday, May 12, 2022 at 8:30 a.m. Eastern Time (ET).

Those parties interested in participating via telephone should dial one of the numbers below and enter the conference ID number 423679.

United States Toll Free: 1-844-200-6205

United States Local: 1-646-904 -5544

Other Locations: 1-929-526-1599

A live webcast of the conference call will be available on Starry’s Investor Relations website at https://investors.starry.com. A replay of the call will be available after 12:00 p.m. ET on the Investor Relations website. To automatically receive Starry financial news and updates, please subscribe to email alerts on the Investor Relations page.

2 A reconciliation of Adjusted EBITDA to Net Loss and Adjusted EBITDA margin to Net Loss margin on a forward-looking basis cannot be provided without unreasonable efforts, due to the inherent difficulty in forecasting and quantifying on a forward-looking basis the adjustments that are necessary for such reconciliations as a result of the high variability, low visibility and/or unpredictability of such amounts. See “Non-GAAP Financial Measures and Other Business Metrics” for more information.

About Starry Group Holdings, Inc.

At Starry (NYSE: STRY), we believe the future is built on connectivity and that connecting people and communities to high-speed, broadband internet should be simple and affordable. Using our innovative, wideband hybrid-fiber fixed wireless technology, Starry is deploying gigabit capable broadband to the home without bundles, data caps, or long-term contracts. Starry is a different kind of internet service provider. We’re building a platform for the future by putting our customers first, protecting their privacy, ensuring access to an open and neutral net, and making affordable connectivity and digital equity a priority. Headquartered in Boston, Starry is currently available in Boston, New York City, Los Angeles, Washington, DC, Denver and Columbus, OH. To learn more about Starry or to join our team and help us build a better internet, visit: https://starry.com.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding our strategy, competitive position and opportunities in the marketplace, and our anticipated business and financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ben Barrett, Starry

bbarrett@starry.com

investors@starry.com

Media Contact:

Mimi Ryals, Starry

mryals@starry.com

press@starry.com

STARRY GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except for share data)

	Three Months Ended March 31,
	2022	2021
Revenues	$7,370	$4,523
Cost of revenues	(18,191)	(12,504)
Gross loss	(10,821)	(7,981)
Operating expenses:
Selling, general and administrative	(25,090)	(14,210)
Research and development	(8,227)	(5,942)
Total operating expenses	(33,317)	(20,152)
Loss from operations	(44,138)	(28,133)
Other income (expense):
Interest expense	(7,530)	(7,655)
Other income (expense), net	(1,965)	(5,258)
Total other expense	(9,495)	(12,913)
Net loss	$(53,633)	$(41,046)
Net loss per share of voting and non-voting common stock, basic and diluted	$(1.29)	$(1.13)
Weighted-average shares outstanding, basic and diluted	41,633,152	36,239,733

STARRY GROUP HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share data)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$166,693	$29,384
Accounts receivable, net	395	380
Deferred costs	—	7,049
Prepaid expenses and other current assets	6,358	7,079
Total current assets	173,446	43,892
Property and equipment, net	136,756	129,019
Intangible assets	48,463	48,463
Restricted cash and other assets	2,141	1,860
Total assets	$360,806	$223,234
Liabilities, redeemable shares and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$7,401	$6,832
Unearned revenue	1,633	1,630
Current portion of debt	1,498	1,504
Accrued expenses and other current liabilities	30,099	23,177
Total current liabilities	40,631	33,143
Debt, net of current portion	211,306	191,596
Earnout liabilities	20,881	—
Warrant liabilities	18,175	14,773
Asset retirement obligations	2,621	2,387
Other liabilities	15,454	12,412
Total liabilities	309,068	254,311
Redeemable shares	10,579	—
Stockholders’ equity (deficit):
Convertible preferred stock	—	453,184
Legacy common stock	—	4
Class A common stock	16	—
Class X common stock	1	—
Additional paid-in capital	596,146	17,106
Accumulated deficit	(555,004)	(501,371)
Total stockholders’ equity (deficit)	41,159	(31,077)
Total liabilities, redeemable shares and stockholders’ equity (deficit)	$360,806	$223,234

STARRY GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flow

(Unaudited)

(in thousands, except for share data)

	Three Months Ended March 31,
	2022	2021
Operating activities:
Net loss	$(53,633)	$(41,046)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	9,332	6,095
Paid-in-kind interest on term loans, convertible notes payable and strategic partner obligations	5,879	4,230
Amortization of debt discount and deferred charges	1,626	2,417

Conversion of debt discount	—	971
Loss on extinguishment of debt	—	2,361
Fair value adjustment of derivative liabilities	(1,923)	2,898
Recognition of distribution to non-redeeming shareholders	3,888	—
Loss on disposal of property and equipment	722	478
Share-based compensation	3,707	220
Transaction costs allocated to derivative instruments	314	—
Accretion of asset retirement obligations	69	41
Provision for doubtful accounts	13	23
Changes in operating assets and liabilities:
Accounts receivable	(29)	(78)
Prepaid expenses and other current assets	742	(475)
Deferred cost	(168)	(55)
Other assets	(280)	(9)
Accounts payable	391	2,729
Unearned revenue	3	461
Accrued expenses and other current liabilities	6,953	1,472
Other liabilities	4	—
Net cash used in operating activities	(22,390)	(17,267)
Investing activities:
Purchases of property and equipment	(16,750)	(10,016)
Net cash used in investing activities	(16,750)	(10,016)
Financing activities:
Proceeds from Business Combination, net of transaction costs	163,775	—
Repayment of note assumed in the Business Combination	(1,200)	—
Proceeds from the issuance of convertible notes payable and beneficial conversion feature on convertible notes	—	11,000
Proceeds from Strategic Partner Arrangement	3,724	1,431
Proceeds from exercise of common stock options	467	102
Proceeds from the issuance of Series E Preferred Stock, net of issuance costs	—	119,850
Proceeds from the issuance of term loans, net of issuance costs	10,000	—
Payments of third-party issuance costs in connection with Term Loans	(47)	—
Repayments of capital lease obligations, net	(270)	(193)
Net cash provided by financing activities	176,449	132,190
Net increase (decrease) in cash and cash equivalents and restricted cash:	137,309	104,907
Cash and cash equivalents and restricted cash, beginning of period	30,762	26,831
Cash and cash equivalents and restricted cash, end of period	$168,071	$131,738

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

	Three Months Ended March 31,
	2022	2021
Addressable Households	9,691,029	9,691,029
Homes Serviceable	5,473,341	4,544,723
Customer Relationships	71,247	41,532
Penetration of Homes Serviceable	1.30%	0.91%
Revenue (000s)	$7,370	$4,523
Average Revenue Per User (“ARPU”)	$36.54	$39.66
Net Loss (000s)	$(53,633)	$(41,046)
Net Loss margin	(728)%	(907)%
Adjusted EBITDA (000s)	$(27,812)	$(21,818)
Adjusted EBITDA margin	(377)%	(482)%

Reconciliations of Adjusted EBITDA and Adjusted EBITDA margin

We define Adjusted EBITDA as net loss, adjusted to exclude unusual or non-recurring items, non-cash items and other items that are not indicative of ongoing operations (including stock-based compensation expenses, loss on extinguishment of debt and the fair value adjustment of derivative liabilities). We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA margin are frequently used by management, research analysts, investors and other interested parties to evaluate companies. Adjusted EBITDA and Adjusted EBITDA margin are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, net loss or net loss margin, the most directly comparable GAAP financial measures, and may be different from similarly titled non-GAAP financial measures used by other companies.

($ in thousands)	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
Net Loss ($) and Net Loss margin (%)	$(53,633)	(728%)	$(41,046)	(907%)
Adjustments:
Add: Interest expense, net	7,530	102%	7,654	169%
Add: Depreciation and amortization expense	9,332	127%	6,095	135%
Add: Non-recurring transaction related expenses (1)	3,287	45%	—	—
(Subtract)/Add: (Gain)/loss on fair value adjustment of derivative liabilities	(1,923)	(26%)	2,898	64%
Add: Recognition of distribution to non-redeeming shareholders	3,888	53%	—	—
Add: Loss on extinguishment of debt	—	—	2,361	52%
Add: Stock-based compensation	3,707	50%	220	5%
Adjusted EBITDA ($) and Adjusted EBITDA margin (%)	$(27,812)	(377%)	$(21,818)	(482%)

(1) We add back expenses that are related to transactions that occurred during the period that are expected to be non-recurring, including mergers and acquisitions and financings. Generally these expenses are included within selling, general and administrative expense in the statement of operations. For the three months ended March 31, 2022, such transactions comprised of the Business Combination, the sale of the PIPE shares and the sale of the Series Z Preferred Stock shares.

2021 Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Revenues	$4,523	$5,091	$5,871	$6,778
Cost of revenues	(12,504)	(13,318)	(15,784)	(16,757)
Gross loss	(7,981)	(8,227)	(9,913)	(9,979)
Operating expenses:
Selling, general and administrative	(14,210)	(16,028)	(17,170)	(19,721)
Research and development	(5,942)	(6,476)	(7,064)	(6,826)
Total operating expenses	(20,152)	(22,504)	(24,234)	(26,547)
Loss from operations	(28,133)	(30,731)	(34,147)	(36,526)
Other income (expense):
Interest expense	(7,655)	(4,926)	(5,192)	(6,966)
Other income (expense), net	(5,258)	(2,897)	(436)	(3,678)
Total other expense	(12,913)	(7,823)	(5,628)	(10,644)
Net loss	$(41,046)	$(38,554)	$(39,775)	$(47,170)
Net loss per share of voting and non-voting common stock, basic and diluted	$(1.13)	$(1.06)	$(1.09)	$(1.27)
Weighted-average shares outstanding, basic and diluted	36,239,733	36,410,177	36,521,158	37,082,973

2021 Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$130,501	$84,820	$42,155	$29,384
Restricted cash	110	30	—	—
Accounts receivable, net	319	368	293	380
Deferred costs	55	453	918	7,049
Prepaid expenses and other current assets	2,315	3,981	4,300	7,079
Total current assets	133,300	89,652	47,666	43,892
Property and equipment, net	95,432	105,024	117,013	129,019
Intangible assets	48,463	48,463	48,463	48,463
Restricted cash and other assets	1,369	1,374	1,366	1,860
Total assets	$278,564	$244,513	$214,508	$223,234
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$13,650	$7,489	$6,535	$6,832
Unearned revenue	1,630	1,710	1,580	1,630
Current portion of debt	727	1,258	1,340	1,504
Accrued expenses and other current liabilities	15,817	15,564	19,103	23,177
Total current liabilities	31,824	26,021	28,558	33,143
Debt, net of current portion	140,099	144,823	150,654	191,596
Asset retirement obligations	1,648	1,858	2,145	2,387
Warrant liabilities	—	—	—	14,773
Other liabilities	5,966	10,864	11,463	12,412
Total liabilities	179,537	183,566	192,820	254,311
Stockholders’ equity (deficit):
Seed series convertible preferred stock	6,990	6,990	6,990	6,990
Series A convertible preferred stock	25,946	25,946	25,946	25,946
Series B convertible preferred stock	29,910	29,910	29,910	29,910
Series C convertible preferred stock	99,989	99,989	99,989	99,989
Series D convertible preferred stock	124,915	124,915	124,915	124,915
Series E convertible preferred stock	165,434	165,434	165,434	165,434
Common stock	4	4	4	4
Additional paid-in capital	21,711	22,185	22,701	17,106
Accumulated deficit	(375,872)	(414,426)	(454,201)	(501,371)
Total stockholders’ equity (deficit)	99,027	60,947	21,688	(31,077)
Total liabilities and stockholders’ equity (deficit)	$278,564	$244,513	$214,508	$223,234

2021 Unaudited Condensed Consolidated Statements of Cash Flow

(in thousands, except share and per share data)

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Operating activities:
Net loss	$(41,046)	$(38,554)	$(39,775)	$(47,170)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	6,095	6,878	7,773	8,717
Paid-in-kind interest on term loans, convertible notes payable and strategic partner obligations	4,230	4,139	4,300	5,534
Amortization of debt discount and deferred charges	2,417	733	806	1,482
Conversion of debt discount	971	—	—	—
Loss on extinguishment of debt	2,361	—	—	1,366
Fair value adjustment of derivative liabilities	2,898	2,898	454	2,312
Loss on disposal of property and equipment	478	745	633	360
Share-based compensation	220	358	389	343
Accretion of asset retirement obligations	41	48	54	62
Provision for doubtful accounts	23	(21)	19	133
Changes in operating assets and liabilities:
Accounts receivable	(78)	(28)	56	(220)
Prepaid expenses and other current assets	(475)	(1,666)	(319)	(2,780)
Deferred cost	(55)	(398)	(465)	918
Other assets	(9)	(5)	9	(243)
Accounts payable	2,729	(3,499)	(30)	(449)
Unearned revenue	461	80	(130)	50
Accrued expenses and other current liabilities	1,472	1	2,029	(25)
Other liabilities	—	2,000	145	(1,363)
Net cash used in operating activities	(17,267)	(26,291)	(24,052)	(30,973)
Investing activities:
Purchases of property and equipment	(10,016)	(19,969)	(19,292)	(19,626)
Net cash used in investing activities	(10,016)	(19,969)	(19,292)	(19,626)
Financing activities:
Proceeds from the issuance of convertible notes payable and beneficial conversion feature on convertible notes	11,000	—	—	—
Proceeds from Strategic Partner Arrangement	1,431	563	711	637
Proceeds from exercise of common stock options	102	116	127	407
Proceeds from the issuance of Series E Preferred Stock, net of issuance costs	119,850	—	—	—
Proceeds from the issuance of term loans, net of issuance costs	—	—	—	38,500
Payments of third-party issuance costs in connection with Term Loans	—	—	—	(264)
Payments of deferred transaction costs	—	—	—	(975)
Repayments of capital lease obligations, net	(193)	(180)	(188)	(227)
Net cash provided by financing activities	132,190	499	650	38,078
Net increase (decrease) in cash and cash equivalents and restricted cash:	104,907	(45,761)	(42,694)	(12,521)
Cash and cash equivalents and restricted cash, beginning of period	26,831	131,738	85,977	43,283
Cash and cash equivalents and restricted cash, end of period	$131,738	$85,977	$43,283	$30,762